EXHIBIT 10.1

January 21, 2015

Via Email

Gary Tilden

Chairman and Chief Operating Officer

Ingen Technologies, Inc.

3410 La Sierra Ave.

Suite F 507

Riverside, CA 92503

Re: Engagement Agreement

Petition to Remove DTC Global Lock/Chill

Dear Mr. Tilden,

The following engagement agreement sets forth the terms and conditions of the attorney-client relationship between Securities Compliance Group, Ltd. (“Counsel”) and Ingen Technologies, Inc., a Georgia corporation (the “Client”). Further, the agreement contains a statement of your rights and responsibilities pursuant to prevailing law. Your signature on this document will reflect Client's consent to be bound by the terms and conditions contained herein. Please read and consider all provisions before signing.

This written engagement agreement, prepared by the counsel, shall clearly address the objectives of representation and detail the fee arrangement, including all material terms. If fees are to be based on criteria apart from, or in addition to, hourly rates, such criteria (e.g., unique time demands and/or utilization of unique expertise) shall be delineated. The Client shall receive a copy of the written engagement agreement and any additional clarification requested and is advised not to sign any such agreement which the Client finds to be unsatisfactory or does not understand.

The objective of the legal representation contemplated herein is to successfully provide corporate legal services in relation to removing the Global Lock/Chill imposed upon the Client’s securities by the Depository Trust Company As such, as your attorney, and pursuant to this agreement, I shall take all reasonable and necessary action on your behalf in order to fulfill Client objectives.

Representation will commence upon the signing of the written engagement agreement. My representation shall continue at least until the completion of the tasks contemplated herein. The counsel will provide competent representation, which requires legal knowledge, skill, thoroughness, and preparation to handle those matters set forth in the written engagement agreement. Once employed, the counsel will act with reasonable diligence and promptness, as well as use his best efforts on behalf of the client, but he cannot guarantee results.

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The counsel will abide by the Client’s decision concerning the objectives of representation and will endeavor to explain any matter to the extent reasonably necessary to permit the client to make informed decisions regarding representation. During the course of representation and afterward, the counsel may not use or reveal a Client’s confidence or secrets, except as required or permitted by law.

The counsel will keep the Client reasonably informed about the status of representation and will promptly respond to reasonable requests for information.. The Client shall be truthful in all discussions with the counsel and provide all information or documentation required to enable the counsel to provide competent representation. During representation, the Client is entitled to receive all pleadings and substantive documents prepared on behalf of the Client and every document received from any other counsel of record. At the end of the representation and on written request from the Client, the counsel will return to the client all original documents and exhibits. In the event that the counsel withdraws from representation, or is discharged by the Client, the counsel will turn over to the substituting counsel (or, if no substitutions, to the client) all original documents and exhibits within thirty (30) days of the counsel’s withdrawal or discharge.

The counsel cannot be required to engage in conduct which is illegal, unethical, or fraudulent. A counsel who cannot ethically abide by his client’s directions shall be allowed to withdraw from representation.

The fee for this matter will be based upon an hourly rate of Three Hundred Fifty and 00/100 Dollars ($350/00) (the “Fee”). The Fee shall be payable in shares of the Client’s common stock. For purposes herein, each share of common stock shall be valued at fifty (50%) percent of the trailing thirty day average bid price as quoted on OTC Link as of the date hereof. The Fee shall only become due upon the successful removal of the Global Lock/Chill on the Client’s securities. All reasonable costs related to this engagement, if any, shall be borne by Client.

California law, as well as the Rules of Professional Conduct, provides that attorneys’ fees are not based solely on hours spent. In determining the reasonableness of the fees, the following are taken into consideration: the skill and standing of the attorneys employed, the nature of the controversy, the novelty and difficulty of the issues involved, the amount and importance of the subject matter, the degree of responsibility involved in the management of the case, the time and labor required, the usual and customary charge in the community, and the resulting benefit to you. You have the right to review this agreement with an independent attorney if you so desire. Prior to signing, please contact us with any questions or problems regarding this agreement.

Yours very truly,

By: /s/ Adam S. Tracy

Adam S. Tracy, Esq.

Agreed to and accepted this 3rd day of February, 2015

By: /s/ Gary B. Tilden – Chairman, COO

Ingen Technologies, Inc.

By: /s/ David S. Hanson – CEO

Ingen Technologies, Inc.

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